Exhibit 21.01

DOMESTIC SUBSIDIARIES

CORPORATIONS

IDT America of Virginia, LLC (DE)

American Shale Oil Corporation (DE)

American Shale Oil, LLC (DE), Assumed Name in TX: AMSO, LLC

AMSO Holdings I, Inc. (DE)

AMSO Holdings, LLC (DE)

Broad-Atlantic Associates, LLC (DE)

Broad-Atlantic Realty, LLC (DE)

Dipchip Corp. (NY)

Entrix Telecom, Inc. (DE)

Genie Energy Corporation (DE)

IDT 225 Old NB Road Holdings, Inc. (DE)

IDT 225 Old NB Road, LLC (DE)

IDT 226 Old NB Road Holdings, Inc. (DE)

IDT 226 Old NB Road, LLC (DE)

IDT Advanced Communication Services, LLC (NJ)

IDT America, Corp. (NJ)

IDT Capital, Inc. (DE)

IDT Domestic Telecom, Inc. (DE), NJ dba Mobiltalker

IDT Domestic-Union, LLC (DE)

IDT Energy, Inc. (DE)

IDT Financial Services, LLC (DE)

IDT International Telecom, Inc. (DE)

IDT Investments Inc. (NV)

IDT Spectrum, Inc. (DE)

IDT Spectrum, LLC (DE)

IDT Stored Value Services, Inc. (DE)

IDT Telecom, Inc. (DE)

IDT Telecom, LLC (DE)

IDT Wireless, Inc. (DE)

King Telecom, LLC (DE)

Net2Phone Cable Telephony, LLC (DE)

Net2Phone Global Services, LLC Net2Phone, Inc. (DE)

North American Energy, Inc. (DE)

NTOP Holdings, LLC (DE)

PICUP, LLC (DE)

Telecard Network, L.L.C. (NJ)

Touch-N-Buy, LLC (DE)

TúYo Mobile, LLC (DE)

Union CT Telecom, L.L.C. (NJ)

Union Romerias Georgia, LLC (DE)

Union Telecard Alliance, LLC (DE)

Union Telecard Arizona, LLC (NV)

Union Telecard Connecticut, LLC (DE)

Union Telecom Texas LLC (TX)

UTA Web Sales LLC (DE)

Winstar Holdings, LLC (DE)

Winstar Spectrum, LLC (DE)

Zedge Holdings, Inc. (DE)

FOREIGN SUBSIDIARIES

Name	Country of Formation
DirectTel Dutch Holdings B.V.	Netherlands
DYP C.V.	Netherlands
Expercom S.A.	Belgium
Homer Dutch Holdings B.V.	Netherlands
IDT Brasil Telecomunicações Ltda	Brazil
IDT Brazil Limitada	Brazil
IDT Card Services Ireland Limited	Ireland
IDT Chile S.A.	Chile
IDT Corporation de Argentina S.A.	Argentina
IDT Denmark ApS	Denmark
IDT Dutch Holdings B.V.	Netherlands
IDT Europe B.V.B.A.	Belgium
IDT Financial Services Holding Limited	Gibraltar
IDT Financial Services Limited	Gibraltar
IDT France SARL	France
IDT Germany GmbH	Germany
IDT Global Limited	United Kingdom
IDT Inter Direct Tel Sweden AB	Sweden
IDT Italia S.R.L.	Italy
IDT Netherlands B.V.	Netherlands
IDT Peru S.R.L.	Peru
IDT Puerto Rico & Co.	Puerto Rico
IDT Switzerland GmbH	Switzerland
IDT Telecom Asia Pacific (Australia) PTY. LTD.	Australia
IDT Telecom Asia Pacific Limited	Hong Kong
IDT Telecom South Africa (PTY) LTD	South Africa
Interdirect Tel Limited	Ireland
MJP C.V.	Netherlands
MST Dutch Holdings B.V.	Netherlands
NewPhone Dutch Holdings B.V.	Netherlands
Prepaid Cards B.V.B.A.	Belgium
Pryd Dutch Holdings B.V.	Netherlands
SPD Dutch Holdings B.V.	Netherlands
SPD Puerto Rico Corp	Puerto Rico
STA Dutch Holdings B.V.	Netherlands
Strategic Dutch Holdings B.V.	Netherlands
TimeTel Dutch Holdings B.V.	Netherlands
TLT Dutch Holdings B.V.	Netherlands
WorldTalk Dutch Holdings B.V.	Netherlands
Zedge Dutch Holdings B.V.	Netherlands
Zedge Limited	United Kingdom
Zedge Nordic NUF Limited	Norway